Exhibit 16.2

May 22, 2008

Securities and Exchange Commission
Washington, DC  20549

Commissioners:

We have read India Globalization Capital Inc.'s statements included under Item 4.01(a) of its Form 8-K/A, and we agree with such statements concerning our firm.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP